Exhibit 10.32

Automobile Affiliation Agreement

Party A: Sichuan Jinkailong Automobile Leasing Co., Ltd.

Mailing address: Floor 2, Building 1, No. 2, Liudao Street, Jinma Town, Wenjiang District, Chengdu City

Legal representative: Chen Xiaoliang

Contact phone: 028-65410299

Party B:

ID card No.:

ID card address (mailing address):

Contact phone:

E-mail:

WHEREAS,

Party B needs to purchase an automobile via loan (including finance lease) and Party A recommends the loan lender (the “Lender”) to Party B. The following agreement regarding the automobile purchase via loan and automobile affiliation with brokerage (hereinafter referred to as this “Agreement”) is made and entered into by and between both parties via amicable negotiation, whereby both parties hereto agree to abide by all terms and conditions set forth below:

I.	Information of Party B’s Affiliated Automobile

Automobile model
License plate No.
Frame No.
Engine No.

II.	Contents of Cooperation

1.	Party A will recommend a Lender to Party B so that Party B can apply for loan to purchase an automobile and then register the automobile under Party A’s name in the form of affiliation;

2.	Party A will assist Party B in going through loan procedures, collect and submit the materials required for loan application and pay relevant fees on behalf of Party B;

3.	According to Party B’s request, Party A will provide guarantee for the Lender to which Party B will apply loan, which means Party A will provide guaranty for Party B’s loan application;

4.	Party A will assist Party B in choosing the automobile conforming to the requirements and negotiating with the seller on the price, configuration, payment, automobile acceptance and delivery;

5.	Party A will provide after-loan tracking management for Party B and remind and urge Party B to repay the loan in time;

6.	Party A will provide automobile tracking management for Party B and urge Party B to carry out maintenance and service periodically;

7.	Party A will contact the insurance company in time for Party B if any traffic safety accident happens and coordinate the claim;

8.	Party A will urge Party B to deal with illegal records at traffic management department in time if the automobile violates laws or rules;

9.	Party A will provide online ride-sharing taxi platform and go through relevant formalities for Party B;

10.	The ownership of the automobile belongs to Party B while Party A has the right to manage the automobile during the entire term of this Agreement.

11.	Where Party B fails to pay off the purchase price of automobile via finance due to the cause attributable to the Lender, Party A will pay the difference for Party B in advance and Party B shall repay the fees to Party A during the term of affiliation.

12.	Party B shall pay the affiliation service fees for ( ) month (s) since MM YY by transferring the service fees to the account designated by Party A prior to the day of each month.

13.	Both parties shall negotiate on the renewal of this Agreement one month prior to expiration. If the parties fail to reach a written cooperation agreement via negotiation, Party B shall transfer the automobile to its own name through coordination unconditionally within one month after the expiration of this Agreement by bearing the taxes and dues arising therefrom. The ownership of the license plate shall belong to Party A. Party A will help Party B change the license plate without charging ownership transfer fees.

14.	Both parties’ relationship under this Agreement is the cooperation relationship of “online ride-sharing” project and does not constitute any affiliation, labor, or employment relationships.

III.	Validity of this Agreement

This Agreement remains valid for 36 months, from DD MM YY to DD MM YY.

IV.	The platform operation right of the automobile belongs to Party A within the term of this Agreement.

V.	Party B chooses the term and mode of payment in Paragraph below:

1.       Party B shall pay Party A affiliation service fees of RMB             /month on a monthly basis. If Party B fails to make payment in due time, Party A may charge liquidated damages equal to RMB 50 for each day overdue. If Party B fails to pay the liquidated damages for over 15 days late in one time or for three times within the whole term of this Agreement, Party A has the right to terminate this Agreement. Should Party A decide to terminate this Agreement, in addition to the liquidated damages against overdue payment, Party A is entitled to remedies due to Party B’s breach of contract as per Paragraph 3 of Article 9 hereof. The affiliation service fees include the capital and interests of loan collected/paid by Party A for the Lender by accepting Party B’s entrustment and the automobile purchasing price paid by Party A for Party B in advance. Party A has no responsibilities if Party B violates the provisions on the payment of capital and interests of the Lender’s loan due to its failure to pay affiliation service fees on time. Party A’s loss arising therefrom shall also be borne by Party B.

2.       Party B shall pay Party A affiliation service fees of RMB              in lump sum. If Party B fails to make payment in due time, Party A may charge liquidated damages equal to RMB 50 for each day overdue. If Party B fails to pay the liquated damages for more than 15 days, Party A has the right to terminate this Agreement. Should Party A decide to terminate this Agreement, in addition to the liquidated damages against overdue payment, Party A is entitled to remedies due to Party B’s breach of contract as per Paragraph 3 of Article 9 hereof. The affiliation service fees include the principal and interests of loan collected/paid by Party A for the Lender by accepting Party B’s entrustment and the automobile purchasing price paid by Party A for Party B in advance. Party A does not bear any responsibilities if Party B violates the provisions on the payment of capital and interests of the Lender’s loan due to its failure to pay affiliation service fees in time. Party A’s loss arising therefrom shall also be borne by Party B.

VI.	Treatment of Traffic Violations

Party B shall finish handling the traffic violations of any respective month in following month. Otherwise, Party A will charge liquidated damages equal to RMB 500/month. Party A has the right to terminate this Agreement if Party B fails to handle the traffic violations for three consecutive months. If Party A agrees to handle Party B’s traffic violations on behalf of Party B voluntarily, Party A can ask Party B to compensate for the economic losses caused thereby, such as all the penalties, liquidated damages, points of driving license (or fees paid for purchasing the points above) and traveling expenses.

VII.	Insurance, Accident Treatment and Compensation

1. Party B is responsible for purchasing insurance for the automobile, including: compulsory insurance for traffic accident of motor-driven automobile, automobile damage insurance, third party liability insurance (the coverage is no lower than RMB 1 million), theft and robbery insurance, insurance for persons in automobile (the coverage is no lower than RMB 20,000 per seat), non-deductible special insurance, spontaneous combustion insurance and operation insurance. Party A will purchase insurance for the automobile on behalf of Party B and pay the corresponding insurance premium (subject to the actual amount of insurance policy and invoice) five working days prior to the expiration of the insurance. If Party B fails to make payment in due time, Party A will purchase the insurance in advance and may charge liquidated damages equal to RMB 50 per day for past due payment. If Party B fails to pay the liquated damages for over 15 days, Party A has the right to terminate this Agreement. Should Party A decide to terminate this Agreement pursuant to the above, in addition to the liquidated damages against overdue payment, Party A is entitled to remedies Party B’s breach of contract as per Paragraph 3 of Article 9 hereof.

2. Upon the occurrence of traffic accident, Party B shall inform Party A within the shortest time possible and Party A will assist Party B in dealing with claim and seek for the maximum insurance compensation for Party B. If the amount compensated by insurance cannot pay off the loss of traffic accident, Party A has the right to ask Party B for further compensation.

VIII.	Confidentiality

I. For the purpose of this Agreement, “confidential information” refers to the information that Party A provides to Party B, including but not limited, to technical and commercial information, file, data, standard, know-how, business or business operation method and other proprietary information, all terms of this Agreement, other information related to this Agreement, all information, data and materials formed in performing this Agreement, Party A’s marketing or sales promotion information, business strategy or practice and information about platform providers.

2. From the execution of this Agreement to the end of performance of this Agreement, the receiving party must keep confidential the secrets acquired. Without the prior written consent of Party A, Party B cannot disclose the secrets to a third party, either directly or indirectly. If Party A suffers any loss or losses due to Party B’s violations of this Article, Party B shall compensate Party A’s economic loss arising therefrom.

3. The confidentiality obligations specified in the term will be binding on both parties even after the termination of this Agreement.

IX. Violation Liabilities

1. Party B shall be liable for any economic losses that result from any criminal offense or illegal act of Party B or suspension of driver’s license due to drunk driving, intoxicated driving, drugged driving, traffic casualties and escaping, major traffic accidents. If Party A suffers any economic loss therefrom, it can ask Party B to make full compensation and may terminate this Agreement. Should Party A decide to terminate this Agreement, it may request for remedies due to Party B’s breach of contract as per Paragraph 3 hereof.

2. Without Party A’s written consent, Party B shall not transfer the automobile to a third party; otherwise, Party A has the right to terminate this Agreement. Should Party A decide to terminate this Agreement, it may request for remedy for Party B’s breach of contract as per Paragraph 3 hereof.

3. When Party A terminates this Agreement pursuant to laws or this Agreement due to Party B’s breach of contract, or Party B terminates this Agreement unilaterally without right of statutory rescission or right of rescission herein, Party B shall pay the unpaid affiliation service fees within the term of this Agreement in lump sum (calculation formula: total affiliation service fees - fees that have been paid) and other payables. In addition, Party B shall also pay liquidated damages of RMB 8,000 (RMB EIGHT THOUSAND Only). If the liquidated damages cannot compensate Party A’s loss thus caused, Party B shall make further compensation.

4. Where Party B is unable to repay or stop repaying the principal and interests of the Lender’s loan due to its own cause, he/she shall inform Party A, deliver the automobile to Party A and sign an agreement on automobile return. If Party B cannot make delivery of automobile due to its own cause, Party A has the right to collect the automobile directly. Upon receipt of the automobile, Party A can dispose it and offset the loss with the income acquired through disposal.

5. If Party B breaches this Agreement, Party A has the right to request Party B to compensate the relevant cost caused by Party B’s breach, including but not limited to, loss payment, investigation fees, attorney’s fees, identification fees, traveling expenses, legal fees, enforcement fees, announcement fees, preservation fees, property disposal costs, ownership transfer fees, penalty of traffic violation, liquidated damages and other fees paid by realizing creditor’s rights.

The total affiliation service fees as stipulated in this Agreement are RMB (RMB                              Only)

Article 10 Rescission and Termination of this Agreement

1. Party A can terminate this Agreement unilaterally and request for remedy due to Party B’s breach of contract as per Paragraph 3 of Article 9 hereof if Party B involves any of the following cases, unless otherwise specified:

(1) Party B violates laws, regulations and industrial management regulations or the management system recognized by the industrial management department seriously;

(2) Party B involves in serious service quality accident recognized by the industrial management department, exerting serious influence on Party A’s reputation;

(3) Party B’s Driver’s License of Motor Automobile is revoked by relevant departments; or

(4) Party B is sentenced due to his/her violation of national laws.

2. Should Party B terminate this Agreement unilaterally, he/she shall inform Party A in writing 30 days in advance and acquire Party A’s written consent.

XI. Force Majeure

1.       Force majeure refers to the disasters and accidents that happen within the term of this Agreement, are unpredicted (the occurrence or consequence cannot be avoided even if they can be predicted), cannot be controlled by either party and make either party unable to perform this Agreement utterly, such as earthquake, typhoon, fire, flood, war, strike, riot, hacker attack, technical control of telecommunication department, legal control, prohibitions of policies and regulations and any other natural or artificial accidents.

2.       If force majeure happens, neither party needs to perform their obligations within the scope of influence and during the existence of force majeure. The term of cooperation can be extended accordingly based on the term of suspension after both parties reach consensus. In such case, neither party needs to bear responsibilities. The party suffering force majeure shall inform the other party no later than 15 days upon the occurrence of force majeure and try the best to minimize the loss caused by force majeure. If force majeure remains for over 60 days and both parties fail to reach an agreement regarding the continuous performance of this Agreement, either party can terminate this Agreement by sending a written notice to the other party.

XII. Dispute Resolution

Any dispute arising out of the interpretation and performance of this Agreement shall be resolved by both parties via negotiation. If negotiation fails, both parties agree to file a lawsuit to the people’s court where this Agreement is signed.

XIII. Miscellaneous

1. Party B shall pay Party A an automobile purchase service fees of RMB in lump sum after the execution of this Agreement.

2. All the notices or written letters between the parties must be made in Chinese and sent to the other via SMS, EMS or email according to the contact information on the first page of this Agreement (contact phone, address or mail). The notices and letters sent via SMS are considered as delivered when the SMS is sent to the phone on the first page. Notices and letters sent via email are considered as delivered when it enters the email system designated by the recipients. Notices and letters sent via EMS are considered as delivered on the fifth day upon the sending.

3. In case of changing the contact information on the first page of this Agreement, the party must inform the other party in writing; otherwise, the notices and letters sent via the original SMS, EMS or emails on the first page are considered as delivered to the recipients.

4. On behalf of Party B, Party A purchase the automobile based on the make and model specified by Party B. The ownership of the affiliated automobile shall belong to Party B when it is delivered to Party A by the dealer.

5. Any matters unmentioned herein shall be resolved by both parties via negotiation by entering a supplemental agreement. In case of any inconsistency between the supplemental agreement and this Agreement, the former shall prevail. Any matter not provided in the supplemental agreement shall be subject to this Agreement.

6. Special prompt: Party A has reminded Party B to pay attention to all terms contained herein comprehensively and accurately and made explanations regarding relevant terms at the request of Party B. Party B has finished reviewing all terms of this Agreement. Both parties have reached consensus on the meaning of the terms contained herein and agree to sign and abide by this Agreement voluntarily.

7. This Agreement is made in triplicate with Party A holding two and Party B holding one and comes into effect once signed or sealed by both parties.

(No text hereunder)

Party A (seal):	Party B (signature):
ID card No.:

Place of signature: Wuhou District, Chengdu City, Sichuan Province

Date of signature:      DD      MM      YY

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